CONSULTANT COMPENSATION AGREEMENT NO. 1

               THIS CONSULTANT COMPENSATION AGREEMENT (the "Plan") is made this 18th day of December, 1998, among Micro-Hydro Power, Inc., a Delaware corporation ("MHP"); and the following individuals who have executed and delivered this Plan by the execution and delivery of the Counterpart Signature Pages which are designated as Exhibits "A" through "G" hereof: Thomas J. Howells; Kathleen L. Morrison; Quinton Hamilton; Jeffrey D. Jenson; Duane S. Jenson; Travis Jenson; and Leonard W. Burningham, Esq. (collectively, the "Consultants").

               WHEREAS, the Board of Directors of MHP has adopted a written compensation agreement for compensation of seven individual Consultants who are natural persons; and

               WHEREAS, MHP has engaged the Consultants to provide services at the request of and subject to the satisfaction of its management; and

               WHEREAS, the Consultants have provided services at the request and subject to the approval of the management of MHP; and

               WHEREAS, a general description of the nature of the services performed and to be performed by the Consultants and the maximum value of such services under this Plan are listed in the Counterpart Signature Pages and exhibits thereto; and

               WHEREAS, MHP and the Consultants intend that this Plan and the services performed hereunder shall be made, requested and performed in such a manner that this Plan shall be a "written compensation agreement" as defined in Rule 405 of the Securities and Exchange Commission ("Commission") pursuant to which MHP may issue "freely tradeable" shares (except as may be limited by "affiliate" status) of its common stock as payment for services rendered pursuant to an S-8 Registration Statement to be filed with the Commission by MHP;

               NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, it is agreed:

                           Section 1

                       Compensation Plan

          1.1 Employment. MHP hereby employs the Consultants and the consultants hereby accept such employment, and have and will perform the services requested by management of MHP to its satisfaction during the term hereof. The services performed by the Consultants hereunder have been and will be personally rendered by the Consultants, and no one acting for or on behalf of the Consultants, except those persons normally employed by the consultants in rendering services to others, such as secretaries, bookkeepers and the like.

          1.2 Independent Contractors. Regardless of the Consultants' status as "employees" under Rule 405 of the Commission, all services rendered by the Consultants hereunder have been rendered as independent contractors, and the Consultants shall be liable for any FICA taxes, withholding or other similar taxes or charges, and the Consultants shall indemnify and hold
MHP harmless therefrom; it is understood and agreed that the value of all such items has been taken into account by the Consultants in computing the billable rate for the services the Consultants have rendered and agreed to render to MHP.

          1.3 Term. All services performed at the request of MHP by the Consultants shall have been performed within 120 days from the date hereof, at which time this Plan shall terminate, unless otherwise provided herein; provided, however, this Plan may be extended for an additional 120 day period by written agreement of MHP and any of the Consultants.

          1.4 Payment. MHP and the Consultants agree that MHP shall pay the invoices of the Consultants for the services performed under this Plan by the issuance of shares of its common stock at a price of $0.10 per share; provided, however, such shares of common stock shall be issued pursuant to and shall be subject to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.5 Invoices for Services. On the completion of rendering the services performed by the Consultants hereunder, each of the Consultants shall provide MHP with a written invoice detailing the services duly performed.
Such invoice shall be paid by MHP in accordance with Section 1.4 above, subject to the satisfaction of the management of MHP that the services have been performed, and to the extent performed, that the performance was in a satisfactory manner. The submission of an invoice for the services performed by each of the Consultants shall be deemed to be a subscription by the respective Consultants to purchase shares of common stock of MHP at the price outlined in Section 1.4 above, subject only to the filing and effectiveness of a Registration Statement on Form S-8 covering such shares with the Commission.

          1.6 Common Stock Price. To the extent deemed required or necessary and for all purposes of this Plan, the Consultants shall have an "option" covering such shares of common stock at the per share price set forth in paragraph 1.4 above during the term hereof; the Consultants assume the risk of any decrease in the per share price or value of the shares of common stock of MHP that may be issued by MHP for services performed by the Consultants hereunder, and the Consultants agree that any such decrease shall in no way affect the rights, obligations or duties of the Consultants hereunder.

          1.7 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of MHP shall be services related to any "capital raising" transaction.

          1.8 Delivery of Shares. On submission of an invoice for services actually performed by the respective Consultants, and duly verified to the satisfaction of MHP, and subject to the filing and effectiveness of a Registration Statement on Form S-8 of the Commission covering such shares, one or more stock certificates representing such shares shall be delivered to the respective Consultants at the addresses listed on the Counterpart Signature Pages, unless another address shall be provided to MHP in writing prior to the issuance of such shares.

          1.9  Adjustments in the Number of Shares of Common Stock and
Price Per Share. MHP and the Consultants agree that the per share price of shares of common stock that may be issued by MHP to the Consultants for services performed under this Plan has been arbitrarily set by MHP; however, in the event MHP shall undergo a merger, consolidation, reorganization, recapitalization, declare a stock dividend of its shares of common stock or cause to be implemented a forward or reverse stock split which affects the present number of issued and outstanding shares of common stock of MHP prior to the issuance of shares to the Consultants, that the per share price and the number of shares issuable to the Consultants for services actually rendered hereunder after such event shall be appropriately adjusted to reflect any such event.

          1.10 Effective Date. The Effective Date of the Plan for each of the Consultants shall be the date set forth on the respective Counterpart Signature Pages.

          1.11 Conditions. The Plan is subject to the following condition, to-wit:

               The number of shares of common stock to be issued under the Plan shall in no event exceed 3% of the total issued and outstanding shares of common stock of the Company.

                           Section 2

           Representations and Warranties of MHP

               MHP represents and warrants to, and covenants with, the Consultants as follows:

          2.1 Corporate Status. MHP is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is licensed or qualified as a foreign corporation in all states in which the nature of its business or the character or ownership of its properties makes such licensing or qualification necessary.

          2.2 Compensation Plan. The Board of Directors of MHP has duly adopted a Compensation Plan as defined in Rule 405 of the Commission pursuant to which MHP may issue "freely tradeable" shares of its common stock as payment for services rendered, subject to the filing and effectiveness of an S-8 Registration Statement to be filed with the Commission by MHP.

          2.3 Registration Statement on Form S-8. MHP shall engage the services of a competent professional to prepare and file a Registration Statement on Form S-8 with the Commission to cover the shares of common stock to be issued under the Plan; shall cooperate with such professional in every manner whatsoever to the extent reasonably required or necessary so that such Registration Statement shall be competently prepared, which such Registration Statement shall not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading, and which such Registration Statement shall become effective immediately upon its filing; such Registration Statement shall be prepared at the sole cost and expense of MHP; and MHP will provide to the Consultants prior to the issuance and delivery of any such shares of common stock a copy of such Registration Statement, the Compensation Plan adopted by its Board of Directors, all quarterly, annual or current reports or other documents incorporated by reference into such Registration Statement and any other similar reports filed or publicly disseminated following the effective date of any such Registration Statement.

          2.4 Federal and State Securities Laws, Rules and Regulations. MHP shall fully comply with any and all federal or state securities laws, rules and regulations governing the issuance of any such shares of common stock.

          2.5 Limitation on Services. MHP shall not request the Consultants to perform any services in connection with any "capital raising" transaction under this Plan.

          2.6 Reports With the Commission. MHP is required to file reports with the Commission pursuant to Section 13 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and MHP has or will file with the Commission all reports required to be filed by it forthwith, and shall continue to file such reports with the Commission so long as required, but for a period of not less than one year; and such reports are or will be true and correct in every material respect.

          2.7 Corporate Authority and Due Authorization. MHP has full corporate power and authority to enter into this Plan and to carry out its obligations hereunder. Execution of this Plan and performance by MHP hereunder have been duly authorized by all requisite corporate action on the part of MHP, and this Plan constitutes a valid and binding obligation of MHP and performance hereunder will not violate any provision of the Articles of Incorporation, Bylaws, agreements, mortgages or other commitments of MHP.

                           Section 3

       Representations and Warranties of the Consultants

               Each of the Consultants represents and warrants to, and covenants with, MHP as follows:

          3.1 Employment. Each of the Consultants hereby accepts employment by MHP for the services performed pursuant to this Agreement. The services performed by the Consultants hereunder have been personally rendered by the Consultants, and no one acting for or on behalf of the Consultants.

          3.2 Accredited Investors. Each of the Consultants represents and warrants that, by reason of income, net assets, education, background and business acumen, the Consultants have the experience and knowledge to evaluate the risks and merits attendant to an investment in shares of common stock of MHP, either singly or through the aid and assistance of a competent professional, and are fully capable of bearing the economic risk of loss of the total investment of services; further, they are "accredited investors" as that term is defined under the 1933 Act or the rules and regulations promulgated thereunder.

          3.3 Suitability of Investment. Prior to the execution of this Plan, each of the Consultants shall have provided the services outlined in the respective Counterpart Signature Pages to MHP, and the Consultants, singly, or through the advice of a competent professional, fully believe that an investment in shares of common stock of MHP is a suitable investment for the Consultants.

          3.4 Limitation on Services. None of the services rendered by the Consultants and paid for by the issuance of shares of common stock of MHP shall be services related to any "capital raising" transaction.

          3.5 Authority and Authorization. Each of the Consultants has full power and authority to enter into this Plan and carry out the obligations hereunder. Execution of this Plan and performance by the Consultants hereunder constitutes a valid and binding obligation of the Consultants and performance hereunder will not violate any other agreement to which any of the Consultants is a party.

                           Section 4

                           Indemnity

              MHP and the Consultants agree to indemnify and hold the other harmless for any loss or damage resulting from any misstatement of a material fact or omission to state a material fact by the other contained herein or contained in the S-8 Registration Statement of MHP to be filed hereunder, to the extent that any misstatement or omission contained in the Registration Statement was based upon information supplied by the other.

                           Section 5

                          Termination

               Prior to the performance of services hereunder, this Plan may be terminated (1) by mutual consent of MHP and the respective Consultants in writing; (2) by either the Directors of MHP or the respective
Consultants if there has been a material misrepresentation or material breach of any warranty or covenant by the other party; and (3) shall automatically terminate at the expiration of the term hereof, provided, however, all representations and warranties shall survive the termination hereof; provided, further, however, that any obligation of MHP to pay for any services actually rendered by the Consultants hereunder shall survive any such termination.

                            Section 6

                       General Provisions

          6.1 Further Assurances. At any time, and from time to time, after the execution hereof, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to carry out the intent and purposes of this Plan.

          6.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class registered or certified mail, return receipt requested, as follows:

          If to MHP:          6510 South Acres
                              Houston, Texas 77048

          If to Consultants:  The addresses listed on the
                              Counterpart Signature Pages

          6.3 Entire Agreement. This Plan constitutes the entire agreement between the parties and supersedes and cancels any other agreement, representation, or communication, whether oral or written, between the parties hereto relating to the transactions contemplated herein or the subject matter hereof.

          6.4 Headings. The section and subsection headings in this Planare inserted for convenience only and shall not affect in any way the meaning or interpretation of this Plan.

          6.5 Governing law. This Plan shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, except to the extent pre-empted by federal law, in which event (and to that extent only), federal law shall govern.

          6.6 Assignment. Neither MHP nor the Consultants can assign any rights, duties or obligations under this Plan, and in the event of any such assignment, such assignment shall be deemed null and void.

          6.7 Counterparts. This Plan may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the parties have executed this Plan effective the day and year first above written.

                              MICRO-HYDRO POWER, INC.


                              By /s/ Ralph Dickenson
                                ---------------------------
                                Ralph Dickenson, Chairman, CEO and President

                          EXHIBIT "A"

            CONSULTANT COMPENSATION AGREEMENT NO. 1

                   COUNTERPART SIGNATURE PAGE

               THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 between Micro-Hydro Power, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

                         Consultant:

                         Thomas J. Howells
                         5525 South 900 East, Suite 110
                         Salt Lake City, Utah 84117


Date: 18 Dec. 98         /s/ Thomas J. Howells
                                                        Number of Shares and
                                                            Maximum Value
                                                             of Services
General Description of Services                            to be Performed

See Exhibit A-1 attached hereto and incorporated
herein by reference as will be set forth in invoices            25,000
to MHP as payment of the option price                         $    250

                                     EXHIBIT A-1


December 17, 1998

Branden T. Burningham
455 East Fifth South, Suite 205
Salt Lake City, UT 84111

Via Facsimile

Re: Services qualifying for issuance of compensatory shares of common stock of Micro-Hydro Power, Inc., a Delaware corporation (the "Company"), to be registered on Form S-8 of the Securities and Exchange Commission.

Dear Mr. Burningham:

     As per your request, the following is a list of services I rendered while serving as Vice President and Director from July 23, 1996 to present:

          Prepared due diligence for the Company's auditor, Mantyla
          McReynolds.
          Prepared quarterly interim financial statements.
          Prepared Form 10QSB quarterly reports for the years 96, 97 and 98, as filed with the Securities and Exchange Commission.
          Prepared and filed Form 10KSB's for the years ending December 31, 1996 and 1997.

     Please let me know if I can be of further assistance.

     Respectfully,



     /s/ Thomas J. Howells

                          EXHIBIT "B"


            CONSULTANT COMPENSATION AGREEMENT NO. 1

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 between Micro-Hydro Power, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

                              Consultant:

                              Kathleen L. Morrison
                              5525 South 900 East, Suite 110
                              Salt Lake City, Utah 84117



Date: 12-18-98                /s/ Kathleen L. Morrison

                                                      Number of Shares
                                                        Maximum Value
                                                         of Services
General Description of Services                        to be Performed

See Exhibit B-1 attached hereto and incorporated
herein by reference as will be set forth in invoices            25,000
to MHP as payment of the option price                         $    250

                           EXHIBIT "B-1"

December 17, 1998

Branden T. Burningham
455 East Fifth South, Suite 205
Salt Lake City, UT 84111

Via Facsimile

Re: Services qualifying for issuance of compensatory shares of common stock of Micro-Hydro Power, Inc., a Delaware corporation (the "Company"), to be registered on Form S-8 of the Securities and Exchange Commission.

Dear Mr. Burningham:

     As per your request, the following is a list of the services I rendered while serving as Secretary, Treasurer and Director from December 22, 1994 to present:

          Facilitated all corporate correspondence.
          Tracked day to day financial obligations, to include maintaining check register.
          Attended and prepared minutes for all board of directors and shareholder meetings.
          Ensured all taxes were kept current.
          Relations with transfer agent; issuance, reverse split, shareholder relations.

     Please let me know if I can be of further assistance.

     Respectfully,



     /s/ Kathleen L. Morrison

                          EXHIBIT "C"


            CONSULTANT COMPENSATION AGREEMENT NO. 1

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 between Micro-Hydro Power, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

                              Consultant:

                              Quinton Hamilton
                              5525 South 900 East, Suite 110
                              Salt Lake City, Utah 84117



Date: 12/21/98                /s/ Quinton Hamilton

                                                      Number of Shares
                                                        Maximum Value
                                                         of Services
General Description of Services                        to be Performed

See Exhibit C-1 attached hereto and incorporated
herein by reference as will be set forth in invoices             1,000
to MHP as payment of the option price                         $     10

                           EXHIBIT "C-1"

December 17, 1998

Branden T. Burningham
455 East Fifth South, Suite 205
Salt Lake City, UT 84111

Via Facsimile

Re: Services qualifying for issuance of compensatory shares of common stock of Micro-Hydro Power, Inc., a Delaware corporation (the "Company"), to be registered on Form S-8 of the Securities and Exchange Commission.

Dear Mr. Burningham:

     As per your request, the following is a list of services I rendered while serving as President and Director from November 4, 1996 to present:

          Attended all Board of Directors and shareholder meetings. Reviewed due diligence on all potential merger candidates to include Kingsley.

     Please let me know if I can be of further assistance.

     Respectfully,



     Quinton Hamilton

                          EXHIBIT "D"


            CONSULTANT COMPENSATION AGREEMENT NO. 1

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 between Micro-Hydro Power, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

                              Consultant:

                              Jeffrey D. Jenson
                              5525 South 900 East, Suite 110
                              Salt Lake City, Utah 84117



Date: 12/21/98                /s/ Jeffrey D. Jenson

                                                      Number of Shares
                                                        Maximum Value
                                                         of Services
General Description of Services                        to be Performed

See Exhibit D-1 attached hereto and incorporated
herein by reference as will be set forth in invoices            79,600
to MHP as payment of the option price                         $    796

                            EXHIBIT "D-1"

December 17, 1998

Branden T. Burningham
455 East Fifth South, Suite 205
Salt Lake City, UT 84111

Via Facsimile

Re: Services qualifying for issuance of compensatory shares of common stock of Micro-Hydro Power, Inc., a Delaware corporation (the "Company"), to be registered on Form S-8 of the Securities and Exchange Commission.

Dear Mr. Burningham:

     As per your request, the following is a list of services I rendered while serving as a consultant to the Company from January 1995 to present:

          Traveled to Knoxville, TN, on November 9, 1998 to meet with Kingsley and view new manufacturing facilities.
          Coordinated Kim McReynolds C.P.A., of Mantyla, McReynolds & Associates to travel to Texas the first week of January 1999 to perform a consolidated audit to be filed on Form 8-K.
          Loaned the Company funds necessary to bring audits, taxes, and corporate records current.
          Prepared letter of intent and information statement on Apollo Telecom, which was subsequently rescinded.

     Please let me know if I can be of further assistance.

     Respectfully,



     /s/ Jeffrey D. Jenson

                          EXHIBIT "E"


            CONSULTANT COMPENSATION AGREEMENT NO. 1

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 between Micro-Hydro Power, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

                              Consultant:

                              Duane S. Jenson
                              5525 South 900 East, Suite 110
                              Salt Lake City, Utah 84117



Date: 12-21-98                 /s/ Duane S. Jenson

                                                      Number of Shares
                                                        Maximum Value
                                                         of Services
General Description of Services                        to be Performed

See Exhibit E-1 attached hereto and incorporated
herein by reference as will be set forth in invoices            79,600
to MHP as payment of the option price                         $    796

                         EXHIBIT "E-1"

December 17, 1998

Branden T. Burningham
455 East Fifth South, Suite 205
Salt Lake City, UT 84111

Via Facsimile

Re: Services qualifying for issuance of compensatory shares of common stock of Micro-Hydro Power, Inc., a Delaware corporation (the "Company"), to be registered on Form S-8 of the Securities and Exchange Commission.

Dear Mr. Burningham:

     As per your request, the following is a list of services I rendered while serving as a consultant to the Company from January 1995 to present:

          Considered two other reorganization prior to signing a letter of intent with Kingsley.
          Traveled to Texas on August 27, 1998 to meet with Kingsley and perform initial due diligence.
          Daily correspondence with Kingsley officers and legal council for the past two months.
          Provided the Company's office space and telephone at no cost to the Company.

     Please let me know if I can be of further assistance.

     Respectfully,

     /s/ Duane S. Jenson

                          EXHIBIT "F"


            CONSULTANT COMPENSATION AGREEMENT NO. 1

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 between Micro-Hydro Power, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

                              Consultant:

                              Travis T. Jenson
                              5525 South 900 East, Suite 110
                              Salt Lake City, Utah 84117



Date: 12-21-98                /s/ Travis T. Jenson

                                                      Number of Shares
                                                        Maximum Value
                                                         of Services
General Description of Services                        to be Performed

See Exhibit F-1 attached hereto and incorporated
herein by reference as will be set forth in invoices            39,800
to MHP as payment of the option price                         $    398

                          EXHIBIT "F-1"

December 17, 1998

Branden T. Burningham
455 East Fifth South, Suite 205
Salt Lake City, UT 84111

Via Facsimile

Re: Services qualifying for issuance of compensatory shares of common stock of Micro-Hydro Power, Inc., a Delaware corporation (the "Company"), to be registered on Form S-8 of the Securities and Exchange Commission.

Dear Mr. Burningham:

     As per your request, the following is a list of services I rendered while serving as a consultant to the Company from January 1995 to present:

          Prepared and filed the Company's Form 10SB12G on November 15, 1996, along with applicable amendments, with the Securities and Exchange Commission.
          Prepared and submitted the Company's 15c2-11 for a trading symbol on the OTC Bulletin Board.
          Maintained the corporations books and records.
          Correspondence with CUSIP Service Bureau.


     Please let me know if I can be of further assistance.

     Respectfully,

     /s/ Travis T. Jenson

                          EXHIBIT "G"


            CONSULTANT COMPENSATION AGREEMENT NO. 1

                   COUNTERPART SIGNATURE PAGE

             THIS COUNTERPART SIGNATURE PAGE for that certain Consultant Compensation Agreement No. 1 between Micro-Hydro Power, Inc. and the undersigned Consultant is executed as of the date set forth hereinbelow.

                              Consultant:

                              Leonard W. Burningham, Esq.
                              455 East 500 South, Suite 205
                              Salt Lake City, Utah 84111



Date: 12/18/98                /s/ Leonard W. Burningham

                                                      Number of Shares
                                                        Maximum Value
                                                         of Services
General Description of Services                        to be Performed

Legal services rendered in regard to non-capital                50,000
raising services and as will be set forth in invoices         $    500
to MHP as payment of the option price

December 16, 1998


Duane S. Jenson
Jeffrey D. Jenson
Travis Jenson
Thomas Howells
Kathleen L. Morrison
Quinton Hamilton
Leonard W. Burningham, Esq.

Via Facsimile

Re: Issuance of compensatory shares of common stock of Micro-Hydro Power, Inc., a Delaware corporation (the "Company"), each of you, consultants or employees, to be registered on Form S-8 of the Securities and Exchange Commission

Dear Ladies and Gentlemen:

          Pursuant to our discussions this morning, I represent the Company and have been engaged to prepare a Registration Statement on Form S-8 of the Securities and Exchange Commission for the registration of the securities to be issued to you under a written compensation agreement to be prepared by this office.

          I have prepared a brief Memorandum of the proposed amendments of the Securities and Exchange Commission to this Form, and have enclosed a copy thereof for your review.

          Please review this Memorandum and advise me in writing of the types of services you are to render, and please facsimile me a copy your typed comments (I cannot scan hand written notations for an EDGAR filing), indicating, if applicable, that these prohibitions do not relate to you or the services you are to render.

          With respect to services, I would like a detailed explanation of all "non-capital raising" services rendered, including dates, if applicable, and any "due diligence" report concerning The Kingsley Coach, LLC.

          You cannot be paid in securities on an S-8 Registration Statement to raise funds or promote the stock of the reorganized company or The Kingsley Coach, LLC.

          Thank you very much.

                              Yours very sincerely,

                                    /s/ Branden T. Burningham

                              Branden T. Burningham


cc.       Micro-Hydro Power, Inc.